AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                              WASATCH FUNDS, INC.
                                      AND
                         SUNSTONE FINANCIAL GROUP, INC.


Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios:


                                 MICRO-CAP FUND
                             AGGRESSIVE EQUITY FUND
                                  MID-CAP FUND
                                  GROWTH FUND
                     WASATCH-HOISINGTON U.S. TREASURY FUND
                                WORLD WIDE FUND
                              MICRO-CAP VALUE FUND




                           Dated:               1997
                                   ------------

WASATCH FUNDS, INC.                     SUNSTONE FINANCIAL GROUP, INC.


By:                                     By:
     ------------------------------          ------------------------------
     Samuel S. Stewart, Jr.                  Miriam M. Allison
     President                               President